BLUE BIRD DELIVERS STRONG FISCAL 2016 FINANCIAL PERFORMANCE

Full-Year Net Sales and Adjusted EBITDA up, in line with Guidance;
Propane-Powered Bus Unit Sales up 33%;
Fourth Quarter Results Slightly Lower Compared with Prior Year

Fort Valley, GA, December 13, 2016 – Blue Bird Corporation (“Blue Bird”) (Nasdaq: BLBD), the leading independent designer and manufacturer of school buses, announced today its fiscal 2016 fourth quarter and full-year results.

Highlights

•	Achieved guidance for full-year net sales, Adjusted EBITDA and Adjusted Free Cash Flow

•	Generated net sales of $932.0 million, $12.9 million higher than last year. Net sales of $286.4 million for the fourth quarter

•	Overall unit sales for the year were up 2% to 10,616, with propane-powered bus sales up 33% to 2,240 units. Unit sales for the fourth quarter totaled 3,308, with propane unit sales of 693

•	Full-year Adjusted EBITDA of $72.2 million, up $2.3 million compared with last year. Fourth quarter Adjusted EBITDA of $24.3 million

•	Generated strong Adjusted Free Cash Flow for the year of $33.3 million. Adjusted Free Cash Flow in the fourth quarter of $2.6 million

•	Voluntarily prepaid $25 million of debt for the second consecutive year as a result of strong cash position

•
On December 12, 2016, the Company successfully refinanced its $160 million term loan and $75 million revolving line of credit. The new credit facility, led by Bank of Montreal as Administrative Agent and an Issuing Bank, reduces the Company’s effective interest rate paid by approximately 4 pts.

•	Full-year gross margins up 80 basis points to 13.9%. Fourth quarter gross margins of 13.5%

•
Full-year income from continuing operations of $7.2 million, down $7.8 million compared with the same period last year. Fourth quarter income from continuing operations of $11.1 million. Income from continuing operations was impacted by non-recurring items associated with the change of control

•
Well positioned for continued growth in fiscal 2017 with net sales guidance of $980 million -1.0 billion, Adjusted EBITDA guidance of $72-76 million and Adjusted Free Cash Flow guidance of $38-42 million

	Three Months Ended October 1, 2016	B/(W) 2015	Fiscal Year Ended October 1, 2016	B/(W) 2015
Unit Sales	3,308	(160)	10,616	238
GAAP Measures:
Revenue (Mils.)	$286.4	$(21.2)	$932.0	$12.9
Income from Continuing Operations (Mils.)	$11.1	$(5.0)	$7.2	$(7.8)
Diluted Earnings per Share from Continuing Operations	$0.40	$(0.23)	$0.16	$(0.43)
Non-GAAP Measures:
Adjusted EBITDA[1] (Mils.)	$24.3	$(4.7)	$72.2	$2.3
Adjusted Income from Continuing Operations[1] (Mils.)	$13.4	$(3.8)	$30.1	$0.3
Adjusted Diluted Earnings per Share[1]	$0.49	$(0.19)	$1.17	$—

1 See attachments for Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Free Cash Flow reconciliations

“Overall, we had a great year at Blue Bird. We successfully launched four, all-new powertrains while delivering solid growth in top-line revenue and Adjusted EBITDA,” said Phil Horlock, President and Chief Executive Officer of Blue Bird Corporation. “Our propane-powered bus offering continues to be the undisputed leader in alternative fuels with sales up 33% over the prior year. We shipped 406 new gasoline-powered Vision school buses in September, following an unexpected delay in CARB certification for the product. Overcoming this obstacle was a testament to our strong relationship with The Ford Motor Company and Roush CleanTech. With the broadest product range and engine choice in the industry, we are well-positioned for growth next year. Consequently, we are forecasting continued growth in fiscal 2017 with full year net revenue guidance of $980 million -1.0 billion, Adjusted EBITDA of $72-76 million and Adjusted Free Cash Flow of $38-42 million.”

Full-Year 2016 Results

Net Sales
Total net sales were $932.0 million for the fiscal year ended October 1, 2016, an increase of $12.9 million, or 1.4%, compared with the prior year. This was primarily driven by an increase in bus unit sales, which were 238 units higher than last year for the same period.

Gross Profit
Full-year gross profit was $129.4 million, an increase of $9.0 million from the prior year.

Adjusted EBITDA
Adjusted EBITDA was $72.2 million, or 7.7% of net sales, for the fiscal year ended October 1, 2016, an increase of $2.3 million, or 3.3%, compared with $69.9 million, or 7.6% of net sales, for the prior year. The increase in adjusted EBITDA is primarily the result of higher gross profit, partially offset by increased selling, general and administrative expenses (excluding one-time expenses associated with the business combination and special compensation payments).

Income from Continuing Operations
Income from continuing operations was $7.2 million for the fiscal year ended October 1, 2016, a decrease of $7.8 million compared with the prior year. This primarily reflects a decrease in operating profit of $9.2 million.

Adjusted Income from Continuing Operations was $30.1 million, representing an increase of $0.3 million compared with the prior year.

Fourth Quarter 2016 Results

Net Sales
Total net sales were $286.4 million for the fourth quarter of fiscal 2016, a decrease of $21.2 million, or 6.9%, from prior year period. Bus unit sales were 3,308 units for the quarter compared with 3,468 units for the same period last year.

Gross Profit
Fourth quarter gross profit of $38.7 million represents a decrease of $2.5 million over the fourth quarter of last year.

Adjusted EBITDA
Adjusted EBITDA was $24.3 million, or 8.5% of net sales, for the fourth quarter of fiscal 2016, a decrease of $4.7 million, or 16.2%, compared with $29.0 million, or 9.4% of net sales, for the fourth quarter of the prior year. The decrease in adjusted EBITDA is primarily the result of lower volume.

Income from Continuing Operations

Income from continuing operations was $11.1 million for the fourth quarter of fiscal 2016, a decrease of $5.0 million compared with the same period last year. The decrease primarily reflects lower operating profit of $6.2 million.

Adjusted Income from Continuing Operations was $13.4 million, representing a decrease of $3.8 million compared with the same period last year.

Conference Call Details

Blue Bird will discuss its fourth quarter and full-year 2016 results and other related matters in a conference call at 8:00 AM ET today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company's website or by telephone. The slide presentation and webcast can be accessed via the Investor Relations portion of Blue Bird's website at www.blue-bird.com.

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Webcast participants should log on and register at least ten minutes prior to the start time on the Investor Relations homepage of Blue Bird’s website at http://investors.blue-bird.com. Click the link in the events box on the Investor Relations landing page.

•	Participants desiring audio only should dial 877-407-4018 or 201-689-8471.

A replay of the webcast will be available approximately two hours after the call concludes via the same link on Blue Bird’s website.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Non-GAAP Financial Measures

This press release may include the following non-GAAP financial measures: “Adjusted EBITDA,” "Adjusted Income from Continuing Operations," "Adjusted Diluted Earnings per Share," “Free Cash Flow” and “Adjusted Free Cash Flow.” Adjusted EBITDA is defined as income from continuing operations prior to interest income, interest expense, income taxes, and depreciation, amortization, and disposals, as adjusted to add back certain charges that we may record each year, such as stock-compensation expense and transaction costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted net income is defined as net income, as adjusted to add back certain transaction costs not considered an indicator of ongoing company performance. Adjusted diluted earnings per share represents adjusted income (loss) from continuing operations divided by diluted weighted average common shares outstanding (as if we had GAAP net income during the respective period). Adjusted net income from continuing operations and adjusted diluted earnings per share are calculated net of taxes. Free cash flow represents net cash provided by continuing operations minus cash paid for fixed assets. Adjusted Free Cash flow represents free cash flow excluding cash paid for special compensation and other business combination expenses.

There are limitations to using non-GAAP measures. Although Blue Bird believes that such measures may enhance an evaluation of Blue Bird’s operating performance and cash flows, (i) other companies in Blue Bird’s industry may define such measures differently than Blue Bird does and, as a result, they may not be comparable to similarly titled measures used by other companies in Blue Bird’s industry and (ii) such measures may exclude certain financial information that some may consider important in evaluating Blue Bird’s performance and cash flows.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements include statements in this press release regarding guidance, seasonality, product mix and gross profits and may include statements relating to:

•	Inherent limitations of internal controls impacting financial statements

•	Growth opportunities

•	Future profitability

•	Ability to expand market share

•	Customer demand for certain products

•	Economic conditions that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers

•	Labor or other constraints on the Company’s ability to maintain a competitive cost structure

•	Volatility in the tax base and other funding sources that support the purchase of buses by our end customers

•	Lower or higher than anticipated market acceptance for our products

•	Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Contact:
Mark Benfield
Investor Relations & New Business Development
(478) 822-2315
Mark.Benfield@blue-bird.com

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands except for share data)	October 1, 2016	October 3, 2015
	(unaudited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$52,309	$52,861
Accounts receivable, net	20,315	13,746
Inventories	53,806	49,180
Other current assets	6,104	3,960
Deferred tax asset	7,612	9,150
Total current assets	$140,146	$128,897
Property, plant and equipment, net	33,466	28,933
Goodwill	18,825	18,825
Intangible assets, net	59,491	60,378
Equity investment in affiliate	12,944	12,505
Deferred tax asset	11,468	15,466
Other assets	1,526	1,721
Total assets	$277,866	$266,725
Liabilities and Stockholder’s Deficit
Current liabilities
Accounts payable	$80,646	$79,333
Warranty	7,972	7,418
Accrued expenses	20,455	22,980
Deferred warranty income	5,666	4,862
Other current liabilities	4,032	7,072
Current portion of senior term debt	11,750	11,750
Total current liabilities	$130,521	$133,415
Long-term liabilities
Long-term debt	$140,366	$175,418
Warranty	11,472	10,243
Deferred warranty income	10,521	9,283
Other liabilities	15,592	13,169
Pension	56,368	46,427
Total long-term liabilities	$234,319	$254,540
Stockholder’s deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 500,000 issued and liquidation preference of $50,000	$50,000	$50,000
Common stock, $0.0001 par value, 100,000,000 shares authorized, 22,518,058 and 20,874,882 issued and outstanding at October 1, 2016 and October 3, 2015, respectively.	2	2
Additional paid-in capital	50,771	15,887
Accumulated deficit	(128,856)	(135,345)
Accumulated other comprehensive loss	(58,891)	(51,774)
Total stockholder’s deficit	$(86,974)	$(121,230)
Total liabilities and stockholder’s deficit	$277,866	$266,725

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Fiscal Year Ended
(in thousands except for share data)	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$286,414	$307,624	$932,010	$919,128
Cost of goods sold	247,733	266,399	802,654	798,733
Gross profit	$38,681	$41,225	$129,356	$120,395
Operating expenses
Selling, general and administrative expenses	21,382	17,748	102,711	84,561
Operating profit	$17,299	$23,477	$26,645	$35,834
Interest expense	(3,676)	(4,605)	(16,412)	(19,078)
Interest income	15	74	133	113
Other expense, net	(42)	—	(26)	—
Income before income taxes	$13,596	$18,946	$10,340	$16,869
Income tax expense	(3,920)	(4,434)	(5,989)	(4,442)
Equity in net income of non-consolidated affiliate	1,383	1,585	2,877	2,634
Net income from continuing operations	$11,059	$16,097	$7,228	$15,061
Loss from discontinued operations, net of tax	(282)	(125)	(328)	(129)
Net income	$10,777	$15,972	$6,900	$14,932
Defined benefit pension plan loss, net of tax benefit of $5,082, $4,004, $3,825 and $959, respectively	(9,437)	(6,986)	(7,104)	(5,206)
Cash flow hedge gain (loss), net of tax (expense) benefit of $(142), $0, $7 and $0, respectively	263	—	(13)	—
Comprehensive income (loss)	$1,603	$8,986	$(217)	$9,726
Net income (from above)	$10,777	$15,972	$6,900	$14,932
Less: preferred stock dividends	963	998	3,878	2,438
Net income available to common stockholders	$9,814	$14,974	$3,022	$12,494

Earnings per share:
Basic weighted average shares outstanding	22,041,111	20,789,435	21,252,616	21,182,885
Diluted weighted average shares outstanding	27,581,678	25,437,869	21,315,619	25,497,602

Basic earnings per share, continuing operations	$0.46	$0.73	$0.16	$0.60
Basic earnings per share, discontinued operations	(0.01)	(0.01)	(0.02)	(0.01)
Basic earnings per share	$0.45	$0.72	$0.14	$0.59

Diluted earnings per share, continuing operations	$0.40	$0.63	$0.16	$0.59
Diluted earnings per share, discontinued operations	(0.01)	—	(0.02)	—
Diluted earnings per share	$0.39	$0.63	$0.14	$0.59

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended
(in thousands of dollars)	October 1, 2016	October 3, 2015
	(unaudited)	(unaudited)
Cash flows from operating activities
Net income	$6,900	$14,932
Loss from discontinued operations, net of tax	328	129
Adjustments to reconcile net income to net cash provided by continuing operations
Depreciation and amortization	8,046	8,790
Amortization of debt costs	3,007	3,010
Share-based compensation	12,717	1,635
Equity in net income of affiliate	(2,877)	(2,634)
Loss on disposal of fixed assets	72	510
Deferred taxes	8,957	(8,626)
Provision for bad debt	(5)	34
Amortization of deferred actuarial pension losses	4,787	3,567
Changes in assets and liabilities:
Accounts receivable	(6,564)	7,435
Inventories	(4,626)	22,120
Other assets	(2,457)	(137)
Accounts payable	(830)	(12,905)
Accrued expenses, pension and other liabilities	(4,474)	(14,365)
Dividend from equity investment in affiliate	2,316	—
Total adjustments	$18,069	$8,434
Net cash provided by continuing operations	$25,297	$23,495
Net cash used in discontinued operations	(192)	(129)
Total cash provided by operating activities	$25,105	$23,366
Cash flows from investing activities
Cash paid for fixed assets and acquired intangible assets	(9,583)	(5,190)
Total cash used in investing activities	$(9,583)	$(5,190)
Cash flows from financing activities
Repayments under the senior term loan	(36,750)	(36,750)
Cash paid for capital leases	(221)	(142)
Cash paid for debt costs	(1,117)	(3,110)
Contributions from former majority stockholder	16,971	13,550
Payment of dividends on preferred stock	(2,881)	—
Cash paid for employee taxes on vested restricted shares and stock options	(3,892)	—
Proceeds from exercises of warrants	11,816	—
Total cash used in financing activities	$(16,074)	$(26,452)
Change in cash and cash equivalents	(552)	(8,276)
Cash and cash equivalents, beginning of year	52,861	61,137
Cash and cash equivalents, end of year	$52,309	$52,861

	Fiscal Year Ended
(in thousands of dollars)	October 1, 2016	October 3, 2015
	(unaudited)	(unaudited)
Supplemental disclosures of cash flow information
Cash Paid During the Period for:
Interest paid, net of interest received	$13,315	$20,011
Income tax paid, net of tax refunds	159	7,145
Non-cash investing and financing activity
Capital lease acquisitions	$100	$563
Change in accounts payable and other assets for capital additions to property, plant and equipment and intangible assets	2,081	671
Common stock dividend on Series A preferred stock (market value of common shares)	998	2,247
Cashless exercise of stock options	2,312	—
Non-cash reverse merger activity
Issuance of Common Stock	$—	$25,000
Issuance of Series A Preferred Stock	—	50,000
Shares assumed by legal acquirer	—	42,492
Repurchase of Common Stock from Traxis	—	100,000

Reconciliation of GAAP Net Income to Adjusted EBITDA
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands of dollars)	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net income	$10,777	$15,972	$6,900	$14,932
Loss from discontinued operations, net of tax	(282)	(125)	(328)	(129)
Income from continuing operations	$11,059	$16,097	$7,228	$15,061
Interest expense	3,676	4,605	16,412	19,078
Interest income	(15)	(74)	(133)	(113)
Income tax expense	3,920	4,434	5,989	4,442
Depreciation, amortization, and disposals	2,064	2,159	8,118	9,300
Special compensation payment (1)	16	—	17,128	13,788
Public company expenses, non-recurring	—	494	—	3,148
Business combination expenses	3,559	162	3,798	3,526
One-time post-retirement benefit adjustment	—	—	896	—
Share-based compensation	—	1,109	12,717	1,635
Adjusted EBITDA	$24,279	$28,986	$72,153	$69,865
Adjusted EBITDA margin (percentage of net sales)	8.5%	9.4%	7.7%	7.6%

(1) The special compensation payments for fiscal 2016 and 2015 were primarily funded by contributions from our former majority stockholder concurrent with the June 2016 change in control and the 2015 Business Combination, respectively. With the 2016 payment and change in majority ownership, this incentive program has concluded.

Reconciliation of Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands of dollars)	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net cash provided by continuing operations	$3,990	$55,128	$25,297	$23,495
Cash paid for fixed assets and acquired intangible assets	(3,072)	(1,763)	(9,583)	(5,190)
Free cash flow	$918	$53,365	$15,714	$18,305
Cash paid for special compensation payment	(1,371)	—	(17,128)	(13,788)
Cash paid for business combination expenses	(261)	—	(500)	(12,500)
Adjusted free cash flow	2,550	53,365	33,342	44,593

Reconciliation of Net Income to Adjusted Income from Continuing Operations
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net income, GAAP	$10,777	$15,972	$6,900	$14,932
Add: loss from discontinued operations, net of tax, GAAP	282	125	328	129
Income from continuing operations, GAAP	11,059	16,097	7,228	15,061
One-time charge adjustments, net of tax benefit (1)
Special compensation payment	10	—	11,133	8,962
Public company expenses, non-recurring	—	321	—	2,046
Business combination expenses	2,313	105	2,469	2,292
Loss on disposal of fixed assets	28	10	47	332
One-time post-retirement benefit adjustment	—	—	582	—
Share-based compensation (2)	—	721	8,619	1,063
Adjusted income from continuing operations, non-GAAP	13,410	17,254	30,078	29,756

(1) Amounts are net of federal statutory tax rate of 35%.
(2) Also includes tax shortfall expense.

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS
(Unaudited)

	Three Months Ended		Fiscal Year Ended
(in thousands)	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Diluted earnings per share, continuing operations, GAAP	$0.40	$0.63	$0.16	$0.59
One-time charge adjustments, net of tax benefit and inclusion of dilutive securities	0.09	0.05	1.01	0.58
Adjusted diluted earnings per share from continuing operations, non-GAAP (1)	$0.49	$0.68	$1.17	$1.17
Weighted average dilutive shares outstanding, non-GAAP (2)	27,581,678	25,437,869	25,629,683	25,497,602

(1) Numerator is adjusted income from continuing operations, non-GAAP.
(2) With adjusted income from continuing operations for the fiscal year ended 2016, 4,314,064 shares of convertible preferred stock were included in the weighted average dilutive shares outstanding, non-GAAP. The shares were excluded from the GAAP diluted earnings per share calculation since the if-converted impact would be anti-dilutive and, as a result, the numerator used in the GAAP calculation included the preferred stock dividend impact on income.